SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Pacific Select Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed

Media Contact:

Jesse Page

(949) 219-4575

jpage@pacificlife.com

Currency Strategies Portfolio of Pacific Select Fund Announces

Change to Special Meeting of Shareholders

NEWPORT BEACH, CALIFORNIA, APRIL 10, 2020 – Pacific Life Fund Advisors LLC, the investment adviser of the Pacific Select Fund Currency Strategies Portfolio, announced today that, in light of the restrictions placed on travel and public gatherings due to the coronavirus (COVID-19), the special meeting of shareholders of the Currency Strategies Portfolio scheduled to occur at Pacific Life’s Newport Beach offices on April 17, 2020 at 10:30 a.m. PT will be held instead via conference call at the same date and time.

For those planning to attend the conference call, please email Pacific Life Fund Advisors LLC at attendameeting@astfundsolutions.com in advance of the meeting and provide us with your full name, control number and mailing address in order to receive the conference call dial-in information.

The proxy materials for this meeting are available at: https://vote.proxyonline.com/pacificselect/docs/currencystrategiesportfolio2020.pdf

###